UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 28, 2010
FIRST MERCURY FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-33077	38-3164336

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

29110 Inkster Road Suite 100 Southfield, Michigan	48034

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, including area code: (800) 762-6837
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
The Merger Agreement
On October 28, 2010, First Mercury Financial Corporation, a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Fairfax Financial Holdings Limited, a Canadian corporation (“Parent”), and Fairfax Investments III USA Corp., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which, upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent. The Merger Agreement has been approved unanimously by the Board of Directors of the Company.
At the effective time of the Merger, each share of Company common stock issued and outstanding immediately prior to the effective time (other than shares held in the Company’s treasury or owned by any subsidiary of the Company or by stockholders of the Company who properly exercise appraisal rights under Delaware law) will be automatically cancelled and converted into the right to receive $16.50 in cash (the “Merger Consideration”), without interest. In addition, immediately prior to the effective time of the Merger, all remaining forfeiture restrictions applicable to restricted shares of Company common stock will expire and the holders thereof will be entitled to receive the Merger Consideration with respect to each such share. All outstanding stock options to purchase shares of Company common stock shall become fully vested immediately prior to the effective time of the Merger and holders thereof will be entitled to receive the Merger Consideration less the exercise price per share with respect to each share of Company common stock subject to the option.
Consummation of the Merger is subject to customary conditions, including (i) the approval of the Company’s stockholders, (ii) receipt of antitrust and insurance regulatory approvals and (iii) the absence of any law, order or injunction prohibiting the Merger. In addition, each party’s obligation to consummate the Merger is subject to (i) the accuracy of the other party’s representations and warranties (subject to customary materiality qualifiers) and (ii) the other party’s compliance with its covenants and agreements contained in the Merger Agreement (subject to customary materiality qualifiers). The Merger is not subject to any financing condition.
The Merger Agreement contains customary representations and warranties of the Company, Parent and Merger Sub. The Merger Agreement also contains customary covenants and agreements, including with respect to the operation of the business of the Company and its subsidiaries between signing and closing, governmental filings and approvals, public disclosures and similar matters. In addition, the Company has agreed not to (i) solicit proposals relating to alternative business combination transactions and (ii) subject to certain exceptions, enter into discussions, or enter into any agreement concerning, or provide confidential information in connection with, any proposals for alternative business combination transactions.
The Merger Agreement provides for certain termination rights of each of Parent and the Company, including the Company’s right to terminate the Merger Agreement under certain circumstances to enter into a definitive agreement providing for a “Superior Proposal.” In addition, the Merger Agreement provides that, in connection with the termination of the Merger Agreement under specified circumstances, including by Parent if the Company’s Board of Directors makes an “Adverse Recommendation Change” or by the Company if the Company enters into a definitive agreement providing for a “Superior Proposal,” the Company may be required to pay Parent a termination fee of $9.0 million, which is approximately 3% of the aggregate consideration to be paid in the Merger.
The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement attached hereto as Exhibit 2.1, which is incorporated herein by reference.

The representations, warranties and covenants of the parties contained in the Merger Agreement have been made solely for the benefit of such parties. In addition, such representations, warranties and covenants (i) have been made only for purposes of the Merger Agreement, (ii) have been qualified by confidential disclosures made by the parties to each other in connection with the Merger Agreement, (iii) are subject to materiality qualifications contained in the Merger Agreement which may differ from what may be viewed as material by investors, (iv) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement and (v) have been included in the Merger Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as facts. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding the parties or their respective businesses. Investors should not rely on the representations, warranties or covenants, or any descriptions thereof, as characterizations of the actual state of facts or condition of the parties or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the parties and the Merger that is or will be contained in, or incorporated by reference into, the proxy statement that the Company will file in connection with the Merger, and the other documents that the parties will file, with the Securities and Exchange Commission (“SEC”).
The Voting Agreements
Concurrently with the execution and delivery of the Merger Agreement, Richard H. Smith, the Chairman, President and Chief Executive Officer of the Company, and Jerome M. Shaw, a director of the Company (collectively, the “Signing Stockholders”), each solely in his capacity as stockholder of the Company, entered into Voting Agreements with Parent (the “Voting Agreements”) with respect to their respective shares of Company common stock. Such shares (together with any shares of Company common stock acquired by the Signing Stockholders on or after the date of the Voting Agreements, the “Voting Agreement Shares”) constituted approximately 17% of the total issued and outstanding shares of Company common stock as of October 28, 2010. Pursuant to the Voting Agreements, the Signing Stockholders (i) have agreed to vote, or cause to be voted, the Voting Agreement Shares in favor of the approval of the Merger Agreement and the transactions contemplated thereby, against any action, agreement, transaction or proposal including any “Takeover Proposal” as defined in the Merger Agreement that would result in a material breach by the Company under the Merger Agreement or a failure of any condition to the Company’s obligations thereunder to be satisfied and in favor of any other matter necessary to the consummation of the transactions contemplated by the Merger Agreement and (ii) have granted Parent an irrevocable proxy to vote the Voting Agreement Shares in accordance with the foregoing if the Signing Stockholders fail to do so.
In the Voting Agreements, the Signing Stockholders have agreed not to, on or after the date of the Voting Agreements, among other things, sell, assign, transfer, lien, pledge, dispose or otherwise encumber any Voting Agreement Shares, deposit any Voting Agreement Shares into a voting trust or enter into a voting agreement or arrangement or grant any proxies with respect to the Voting Agreement Shares. The Signing Stockholders also have agreed not to take any action that the Company is prohibited from taking under the Merger Agreement with respect to the solicitation of alternative transaction proposals. The Voting Agreements will terminate upon the earliest to occur of (i) the termination of the Merger Agreement in accordance with its terms, and (ii) the effective time of the Merger.
The foregoing description of the Voting Agreements and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Voting Agreements attached hereto as Exhibits 10.1 and 10.2, respectively, each of which is incorporated herein by reference.
Cautionary Statement Regarding Forward-Looking Statements
The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements if accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those discussed. Statements containing words such as expect, anticipate, believe, estimate, likely or similar words that are used herein or in other written or oral information conveyed by or on behalf of the Company, are intended to identify forward-looking statements. Forward-looking statements are made based upon management’s current expectations and beliefs concerning future developments and their potential effects on the Company. Such forward-looking statements are not guarantees of future events. Actual results may differ materially from those contemplated by the forward-looking statements due to, among others, the following factors: (1) the stockholders of the Company may not adopt the Merger Agreement; (2) the parties may be unable to obtain governmental and regulatory approvals required for the Merger, or required governmental and regulatory approvals may delay the Merger or result in the imposition of conditions that could cause the parties to abandon the Merger; (3) the parties may be unable to complete the Merger because, among other reasons, conditions to the closing of the Merger may not be satisfied or waived; (4) the possibility that the expected synergies from the proposed Merger will not be realized, or will not be realized within the anticipated time period, or the risk that the businesses will not be integrated successfully; (5) the possibility of disruption from the Merger making it more difficult to maintain business and operational relationships; (6) developments beyond the parties’ control, including but not limited to, changes in domestic or global economic conditions, competitive conditions and consumer preferences, adverse weather conditions or natural disasters, health concerns, international, political or military developments and technological developments; or (7) the “risk factors” and other factors referred to in the Company’s reports filed with or furnished to the SEC. There can be no assurance that other factors not currently anticipated by the Company will not materially and adversely affect future events. Stockholders are cautioned not to place undue reliance on any forward-looking statements made by or on behalf of the Company, Parent or Merger Sub. Forward-looking statements speak only as of the date the statement was made. Neither the Company, Parent nor Merger Sub undertakes any obligation to update or revise any forward-looking statement.
Additional Information and Where to Find It
In connection with the proposed transaction, the Company will file a proxy statement with the SEC. INVESTORS AND STOCKHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND THE PARTIES THERETO.
Investors and stockholders may obtain free copies of the proxy statement and other documents filed by the Company (when available), at the SEC’s Web site at www.sec.gov or in the Investor Relations section of the Company’s Web site at www.firstmercury.com. The proxy statement and such other documents may also be obtained, when available, for free from the Company by directing such request to First Mercury Financial Corporation, 29110 Inkster Road, Suite 100, Southfield, Michigan 48034, Attn: Corporate Financial Reporting, telephone: (800) 762-6837.
The Company and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the proposed transaction. Information concerning the interests of those persons is set forth in the Company’s proxy statement relating to the 2009 annual stockholder meeting and annual report on Form 10-K for the fiscal year ended December 31, 2009, both filed with the SEC, and will also be set forth in the proxy statement relating to the transaction when it becomes available.
Item 2.02 Results of Operations and Financial Condition
     On October 28, 2010, First Mercury Financial Corporation issued a press release announcing its operating results for the three and nine months ended September 30, 2010. A copy of the press release is attached as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits
2.1	Agreement and Plan of Merger, dated as of October 28, 2010, among Fairfax Financial Holdings Limited, Fairfax Investments III USA Corp. and First Mercury Financial Corporation.*

10.1	Voting Agreement, dated as of October 28, 2010, between Fairfax Financial Holdings Limited and Richard H. Smith.

10.2	Voting Agreement, dated as of October 28, 2010, between Fairfax Financial Holdings Limited and Jerome M. Shaw.

99.1	Press Release dated October 28, 2010.

99.2	Joint press release issued by Fairfax Financial Holdings Limited and First Mercury Financial Corporation on October 28, 2010.

*	Disclosure letter omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish a supplemental copy of the disclosure letter, or any section thereof, to the SEC upon request.

     SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

FIRST MERCURY FINANCIAL CORPORATION
DATE: October 29, 2010	BY:	/s/ John A. Marazza
John A. Marazza
Executive Vice President, Chief Financial Officer and Corporate Secretary